CSFB

            CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2003-3

DERIVED COLLATERAL INFORMATION   [3/21/03]

[$275,000,000]

Loan Group 1 Senior Bonds Offered

(Approximate)

[$600,000,000]

Total Bonds Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2003-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/1/2003 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,822
Total Outstanding Loan Balance	$547,898,718	Min	Max
Average Loan Current Balance	$143,354	$ 4,992.14	$ 650,000
Weighted Average Original LTV	80.6%*
Weighted Average Coupon	7.72%	4.25%	16.25%
Arm Weighted Average Coupon	7.61%
Fixed Weighted Average Coupon	8.10%
Weighted Average Margin	6.42%	2.75%	11.38%
Weighted Average FICO (Non-Zero)	633
Weighted Average Age (Months)	2
% First Liens	98.4%
% Second Liens	1.7%
% Arms	78.6%
% Fixed	21.4%
% of Loans with Mortgage Insurance	0.2%

*   Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/03 cutoff date.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.50% and 0.50% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,302
Total Outstanding Loan Balance	$309,899.571	Min	Max
Average Loan Current Balance	$134,622	$10,200	$447,200
Weighted Average Original LTV	81.0%*
Weighted Average Coupon	7.70%	5.13%	16.25%
Arm Weighted Average Coupon	7.62%
Fixed Weighted Average Coupon	8.13%
Weighted Average Margin	6.53%	3.63%	11.38%
Weighted Average FICO (Non-Zero)	633
Weighted Average Age (Months)	2
% First Liens	98.9%
% Second Liens	1.5%
% Arms	83.6%
% Fixed	16.4%
% of Loans with Mortgage Insurance	0.1%

*   Note, for second liens, CLTV is employed in this calculation.